For Immediate Release

Media Contact:	Investor Contact:
Eric Boomhower	John Winn
(803) 217-7701	(803) 217-9240
eboomhower@scana.com	jwinn@scana.com

SCANA Reports Financial Results for Second Quarter 2005

Columbia, SC, July 22, 2005...SCANA Corporation (NYSE: SCG) reported earnings for the quarter ended June 30, 2005, of $44 million, or 39 cents per share, compared to $60 million, or 54 cents per share for the same period in 2004. Excluding from the current period results a net after-tax gain of $4 million, or 3 cents per share, related to monetization of the Company’s telecommunications investment, GAAP-adjusted net earnings from operations for the second quarter of 2005 were $40 million, or 36 cents per share.

SCANA’s reported earnings are prepared in accordance with Generally Accepted Accounting Principles (GAAP). SCANA’s management believes that, in addition to reported earnings under GAAP, the GAAP-adjusted net earnings from operations provides a meaningful representation of the Company’s fundamental earnings power and can aid in performing period-over-period financial analysis and comparison with peer group data. In management’s opinion, the GAAP-adjusted net earnings from operations is a useful indicator of the financial results of the Company’s primary businesses. This measure is also a basis for management’s provision of earnings guidance and growth projections, and it is used by management in making resource allocation and other budgetary and operational decisions. This non-GAAP performance measure is not intended to replace the GAAP measure of net earnings, but is offered as a supplement to it. A reconciliation of reported (GAAP) earnings per share to GAAP-adjusted net earnings per share from operations for the three months and six months ended June 30, 2005 and 2004 is provided in the following table:

	3 Months Ended June 30		6 Months Ended June 30,
	2005	2004	2005	2004

Reported (GAAP) Earnings per Share	$.39	$.54	$1.28	$1.45

Deduct:
Gain on Sale of Telecommunications Investment	(.03)	-	(.03)	-

GAAP-Adjusted Net Earnings per Share From Operations	$.36	$.54	$1.25	$1.45

“Milder weather reduced our second quarter earnings by 11 cents per share compared to last year,” said Kevin Marsh, senior vice president and chief financial officer. “The resulting decrease in sales of electricity, combined with increases in operation and maintenance expenses, depreciation expense, interest expense, property taxes and share dilution, more than offset the favorable impact of solid electric and natural gas customer growth and the 2.89 percent retail electric rate increase that went into effect in January of this year. “

Marsh noted that temperatures across the Company’s electric service area during the second quarter, as measured by cooling degree days, were 32 percent cooler than last year and 21 percent cooler than normal. As a result, retail kilowatt-hour sales of electricity in the second quarter were down 5.6 percent compared to the same quarter in 2004. Weather-sensitive residential sales were down 10.7 percent, commercial sales declined 4.6 percent and industrial sales were down 1.2 percent. Wholesale, or off-system, sales were down 6.7 percent, also reflecting the milder weather. Total kilowatt-hour sales of electricity in the second quarter were down 5.7 percent compared to the same quarter last year.

SCANA’s consolidated natural gas sales margin was unchanged compared to the second quarter of 2004. “A slightly higher margin reflecting customer growth and cooler weather at PSNC Energy, our regulated natural gas distribution business in North Carolina, was offset by a slightly lower margin on sales in our non-regulated natural gas marketing business in Georgia,” said Marsh.

Consolidated dekatherm sales of natural gas to retail customers in the second quarter of 2005 were down 5.1 percent compared to the second quarter of 2004. Residential sales were up 6.3 percent, reflecting the cooler weather, while commercial and industrial sales declined 4.0 percent and 7.8 percent, respectively. Total consolidated dekatherm sales of natural gas, which include sales for resale and transportation volumes, were down 1.1 percent compared to the same period in 2004. At June 30, 2005, the Company was serving approximately 1.2 million natural gas customers in South Carolina, North Carolina and Georgia, a 2.7 percent increase compared to the same date last year.

SCANA’s reported earnings for the first six months of 2005 were $145 million, or $1.28 per share, compared to $161 million, or $1.45 per share, for the same period in 2004. Excluding from current period results the net after-tax gain of $4 million, or 3 cents per share, related to the sale of telecommunications assets in the second quarter, GAAP-adjusted net earnings from operations for the first six months of 2005 were $141 million, or $1.25 per share. The decline in year-to-date GAAP-adjusted net earnings per share from operations was due to milder weather, increases in operating and maintenance expenses, higher depreciation and interest expense, and to dilution resulting from the issuance of common stock through the Company’s stock plans, proceeds of which are being applied to debt reduction.

RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings in the second quarter of 2005 at South Carolina Electric & Gas Company (SCE&G) were $39 million, or 34 cents per share, compared to $56 million, or 50 cents per share, in the second quarter of 2004. The decline was due primarily to lower sales of electricity resulting from milder weather, and to higher expenses. At June 30, 2005, SCE&G was serving approximately 592,000 electric customers and 283,000 natural gas customers, up 2.6 percent and 2.5 percent, respectively, over the past year.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $2 million, or 1 cent per share, in the second quarter of 2005, compared to a loss of $4 million, or 3 cents per share, in the second quarter of 2004. That improvement was mainly attributable to a higher sales margin driven by customer growth and cooler weather. At June 30, 2005, PSNC Energy was serving approximately 405,000 customers, an increase of 4.2 percent over the last twelve months.

South Carolina Pipeline Corporation

South Carolina Pipeline, SCANA’s intrastate natural gas transmission subsidiary, reported earnings of $2 million, or 2 cents per share, in the second quarter of 2005, compared to earnings of $3 million, or 3 cents per share, in the same quarter last year. The decline was due primarily to lower margins on sales of natural gas to industrial interruptible customers.

SCANA Energy - Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported earnings of $1 million, or 1 cent per share, in the second quarter of 2005, compared to $3 million, or 3 cents per share, in the second quarter of 2004. That decline was due to a lower sales margin and higher operating and customer service expenses. At June 30, 2005, SCANA Energy was serving more than 460,000 customers, maintaining the company’s position as the second largest natural gas marketer in Georgia with about a 30 percent market share.

Corporate and Other

SCANA’s corporate and other businesses, which include Primesouth, SCANA Communications, ServiceCare, SCANA Energy Marketing, SCG Pipeline, SCANA Services and the holding company, reported combined earnings of $4 million, or 3 cents per share, in the second quarter of 2005, compared to earnings of $2 million, or 1 cent per share, in the same quarter last year. Excluding the impact of the monetization of the Company’s telecommunications assets, these companies recorded breakeven results on a GAAP-adjusted basis in the second quarter of 2005.

GAIN ON SALE OF TELECOMMUNICATIONS INVESTMENT

In May 2005, the Company received approximately $6 million (pre-tax) from the prior sale of its investment in ITC Holding Company. These additional sales proceeds had been held in escrow pending resolution of certain contingencies and resulted in the recording of a net after-tax gain of approximately $4 million, or 3 cents per share, in the second quarter of 2005.

LAKE MURRAY BACKUP DAM COMPLETED

On June 23, 2005, SCE&G celebrated completion of construction of the backup dam at Lake Murray with a special dedication ceremony held at the dam. Spanning approximately 1.5 miles, the $275 million structure is composed of two rock berms built with more than 3 million cubic yards of rock fill connected to a 2,300-foot center section of roller-compacted concrete. Construction of the backup dam, which began in 2001 and was completed on schedule and on budget, was required by the Federal Energy Regulatory Commission to meet current earthquake safety standards.

HEARING DATE SET FOR RETAIL NATURAL GAS RATE CASE

On April 26, 2005, SCE&G filed an application with the South Carolina Public Service Commission (SCPSC) requesting a $28 million, or 7.09 percent, increase in retail natural gas base rates based on an adjusted test year ended December 31, 2004. The SCPSC has scheduled a public hearing on that request to begin on September 19, 2005. If approved, the new rates would go into effect in November 2005. This rate increase request is largely associated with recovering costs related to expanding and operating SCE&G’s natural gas distribution system over the past 16 years and with providing a reasonable return on investment that will allow the company to make additional capital investments necessary to support future growth and economic development in its service area. Prior to this filing, SCE&G had not requested an increase in its retail natural gas base rates since 1989.

SCANA ENERGY CONTINUES AS REGULATED PROVIDER IN GEORGIA

On June 23, 2005, the Georgia Public Service Commission (GPSC) voted to retain SCANA Energy as Georgia’s regulated provider of natural gas. Under the Natural Gas Consumers' Relief Act of 2002, the Georgia General Assembly mandated the appointment of a regulated provider to ensure that low-income Georgians were afforded natural gas at lower rates. The regulated provider also serves as provider of last resort to natural gas customers who have been refused service by other marketers. Approximately 65,000 customers are currently receiving service under both programs. SCANA Energy competed for the role of regulated provider in 2002 and was awarded the first two-year term. Last year, the GPSC extended SCANA Energy's participation for another year. This new selection calls for another two-year term beginning September 1, 2005, which may be extended for an additional year by the GPSC.

2005 EARNINGS OUTLOOK

The Company currently expects that GAAP-adjusted net earnings from operations in 2005 will be within the previously announced range of $2.65 - $2.85 per share. Taking into consideration the gain on the monetization of telecommunications investment in the second quarter, the Company anticipates that reported (GAAP) earnings in 2005 will be 3 cents per share higher than the GAAP-adjusted net earnings per share from operations. The 2005 guidance assumes normal weather in the Company’s electric and natural gas service areas during the remainder of the year. Other factors that may impact future earnings are discussed in the Company’s Securities and Exchange Commission filings and below under the Safe Harbor Statement. The Company’s goal is to achieve average annual earnings growth of 4-6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 10:00 a.m. Eastern Time today. The call-in numbers for the conference call are 1-800-237-9752 (US/Canada) and 1-617-847-8706 (International). The event code is 87530008. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through August 5, 2005. To access the telephone replay, call 1-888-286-8010 (US/Canada) or 1-617-801-6888 (International) and enter the event code 75406190.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com. Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast will also be available on the Company’s web site approximately 2 hours after conclusion of the call through August 5, 2005.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) that the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment, (2) regulatory actions or changes in the utility and nonutility regulatory environment, (3) current and future litigation, (4) changes in the economy, especially in areas served by the Company's subsidiaries, (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets, (6) growth opportunities for the Company's regulated and diversified subsidiaries, (7) the results of financing efforts, (8) changes in the Company's accounting policies, (9) weather conditions, especially in areas served by the Company's subsidiaries, (10) performance of the Company's pension plan assets, (11) inflation, (12) changes in environmental regulations, (13) volatility in commodity natural gas markets and (14) the other risks and uncertainties described from time to time in the Company's periodic reports filed with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

# # #

FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating Revenues:
Electric	$438	$434	$853	$814
Gas-Regulated	219	188	680	614
Gas-Non-regulated	234	224	624	547
Total Operating Revenues	891	846	2,157	1,975

Operating Expenses:
Fuel and purchased power	148	140	283	248
Gas purchased for resale	376	335	1,037	906
Other operation and maintenance	153	144	312	298
Depreciation and amortization (1)	89	66	334	129
Other taxes	40	38	78	77
Total Operating Expenses (1)	806	723	2,044	1,658

Operating Income (1)	85	123	113	317

Other Income, Net (1)	21	17	33	31
Interest Charges, Net	(54)	(51)	(108)	(101)
Income Tax (Expense) Benefit (1)	(3)	(28)	176	(84)
Earnings (Losses) from Equity Method Investments (1)	(3)	1	(65)	2
Preferred Stock Cash Dividends of SCE&G	(2)	(2)	(4)	(4)

Net Income	$44	$60	$145	$161

Common Stock Data:
Wtg. Avg. Common Shares Outstanding	113.6	111.2	113.3	111.0
Basic and Diluted Reported Earnings Per Share	$.39	$.54	$1.28	$1.45

Note (1): In January 2005, the South Carolina Public Service Commission approved an accounting methodology which allows the Company to recover the cost of the Lake Murray back-up dam project through the application of net synthetic fuel tax credits generated from its synthetic fuel partnerships. Under this methodology, beginning January 1, 2005, the Company recognized its accumulated synthetic fuel tax credits to offset an equal amount of accelerated depreciation on the dam project, net of partnership losses and income tax benefits. Recognition of accelerated depreciation related to the back-up dam costs will continue quarterly to the extent net synthetic fuel tax credits are earned. While these entries resulted in a reduction in operating income for the three and six months ended June 30, 2005, there was no impact on net income. However, the Company is allowed to record non-cash carrying costs on the unrecovered investment. The impact of these entries in the Income Statement and Balance Sheet is shown in the tables below:

Income Statement Impact:			Balance Sheet Impact:
	Q2 2005	YTD 2005		June 2005
Synthetic fuel tax credits recognized	$11	$155	Dam costs incurred through 6/30/05, incl. AFC	$283
Partnership losses recognized	(4)	(68)	Carrying costs capitalized in 2005	6
Tax benefit of depreciation and partnership losses	7	96	Accelerated depreciation recognized in 2005 Unrecovered Dam Costs at 6/30/05	(183) $106
Accelerated depreciation recognized	(14)	(183)
Impact to Net Income	$0	$0

Carrying costs recognized	$3	$6

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	June 30, 2005	December 31, 2004
ASSETS
Utility Plant, Net	$6,627	$6,762
Other Property and Investments	215	216
Current Assets	1,052	1,149
Deferred Debits	857	869
Total Assets	$8,751	$8,996

CAPITALIZATION AND LIABILITIES
Capitalization:
Common Equity	$2,560	$2,451
Preferred Stock	114	115
Long-term Debt, Net	3,072	3,186
Total Capitalization	5,746	5,752
Current Liabilities:
Short-Term Borrowings	446	211
Current Portion of Long-Term Debt	54	204
Other Current Liabilities	554	775
Total Current Liabilities	1,054	1,190
Deferred Credits	1,951	2,054
Total Capitalization and Liabilities	$8,751	$8,996

Reported Earnings (Loss) per Share by Company (GAAP Basis): (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
SC Electric & Gas	$.34	$.50	$.80	$.99
PSNC Energy	(.01)	(.03)	.20	.17
SC Pipeline	.02	.03	.05	.06
SCANA Energy-Georgia	.01	.03	.21	.22
Corporate and Other	.03	.01	.02	.01
Basic and Diluted Reported (GAAP) Earnings per Share	$.39	$.54	$1.28	$1.45

GAAP-Adjusted Net Earnings (Loss) per Share From Operations by Company: (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
SC Electric & Gas	$.34	$.50	$.80	$.99
PSNC Energy	(.01)	(.03)	.20	.17
SC Pipeline	.02	.03	.05	.06
SCANA Energy-Georgia	.01	.03	.21	.22
Corporate and Other	.00	.01	(.01)	.01
Basic and Diluted GAAP-Adjusted Net Earnings from Operations per Share	$.36	$.54	$1.25	$1.45

Variances in Reported (GAAP) Earnings (Loss) per Share (2): (unaudited)

	Three Months Ended June 30	Six Months Ended June 30
2004 Basic and Diluted Reported (GAAP) Earnings Per Share	$.54	$1.45

Variances:
Electric Margin	(.03)	.02
Natural Gas Margin	.00	.07
O&M Expense	(.05)	(.08)
Depreciation Expense	(.05)	(.12)
Interest Expense (net of AFC)	(.01)	(.04)
Property Taxes	(.01)	.00
Additional Shares Outstanding (Dilution)	(.01)	(.03)
Other	(.02)	(.02)
Variance in GAAP-Adjusted Net Earnings per Share From Operations	(.18)	(.20)
Gain on Sale of Telecommunications Investment	.03	.03
Variance in Reported (GAAP) Earnings per Share	(.15)	(.17)

2005 Basic and Diluted Reported (GAAP) Earnings Per Share	$.39	$1.28

Note (2): This variance analysis reflects earnings per share (EPS) components on an after-tax basis, with income tax benefits applied as per the January 6, 2005 electric rate order. See Note (1) to the
Condensed Consolidated Statements of Income.

Consolidated Operating Statistics
	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change

Electric Operations:

Sales (Million KWH):
Residential	1,637	1,833	(10.7)	3,432	3,665	(6.4)
Commercial	1,689	1,770	(4.6)	3,238	3,317	(2.4)
Industrial	1,702	1,722	(1.2)	3,305	3,349	(1.3)
Other	128	134	(4.5)	248	258	(3.9)
Total Retail Sales	5,156	5,459	(5.6)	10,223	10,589	(3.5)
Wholesale	657	704	(6.7)	1,493	1,618	(7.7)
Total Sales	5,813	6,163	(5.7)	11,716	12,207	(4.0)

Customers				592	577	2.6
(Period-End, Thousands)

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	7,616	7,164	6.3	40,286	40,925	(1.6)
Commercial	6,524	6,795	(4.0)	21,427	22,757	(5.8)
Industrial	30,409	32,984	(7.8)	61,425	61,969	(0.9)
Total Retail Sales	44,549	46,943	(5.1)	123,138	125,651	(2.0)
Sales for Resale	3,382	2,074	63.1	8,562	4,410	94.1
Transportation Volumes	15,137	14,741	2.7	35,619	29,969	18.9
Total Sales	63,068	63,758	(1.1)	167,319	160,030	4.6

Customers
(Period-End, Thousands)				1,156	1,125	2.7

Weather Data - Electric Service Territory:
Three Months Ended June 30,				Six Months Ended June 30,
	Actual	Percent Change		Actual	Percent Change
	2005	vs 2004	vs Normal	2005	vs 2004	vs Normal
Heating Degree Days	133	26.7	20.9	1,338	(8.9)	6.7
Cooling Degree Days	604	(32.4)	(20.6)	623	(32.8)	(22.6)

Security Credit Ratings (as of 07/22/05):
	Standard & Poor’s	Moody’s	Fitch
SCANA Corporation:
Corporate / Issuer Rating	A-	A3	-
Senior Unsecured	BBB+	A3	A-
Outlook	Stable	Negative	Stable

South Carolina Electric & Gas Company:
Corporate / Issuer Rating	A-	A2	-
Senior Secured	A-	A1	A+
Senior Unsecured	BBB+	A2	A
Commercial Paper	A-2	P-1	F1
Outlook	Stable	Negative	Stable

PSNC Energy:
Senior Unsecured	A-	A2	NR
Commercial Paper	A-2	P-1	NR
Outlook	Stable	Stable	NR

NR = Not Rated